Shareholder Letter August 10, 2026 U.S. PT August 11, 2026 AEST

## LAUREN ANTONOFF, CHIEF EXECUTIVE OFFICER



Dear Shareholders,

This quarter, we crossed a major milestone: 100 million monthly active users (MAU), reflecting the connection and safety families count on us for, and the trust households around the world have placed in us. This trust is a valuable asset—one that positions us for the next wave of growth. Our vision is ambitious: to make Life360 essential to everyday family life around the world, across every life stage. This milestone is proof that we're on the right path.

And we're just getting started. Life360 first found product-market fit with U.S. families raising driving-age kids—that's the group we've spent years getting to know, and it shows in features like Place Alerts and Drive Reports, built to give parents peace of mind the moment a teen leaves school or gets behind the wheel. Today, that group represents only about a third of the members who engage with us every month. We have tremendous engagement from circles who don't look like that at all—multi-generational households, a single guy with his dog—people who already find enough value to use our free product. Internationally, we see similar green shoots—organic adoption in regions ahead of targeted product tailoring or marketing efforts. Every time we ship something new for one of these groups, like PetGPS for pet parents, Live Progress to address safety needs in LATAM, or Morning Check-in to foster multi-generational connection—we're not just adding a feature. We're improving our relevance and engagement with more of these households. This is a market without a natural ceiling. We're building on a proven foundation to reach every kind of family, wherever they live.

To realize this ambition, our operational focus continues to be growing our user base because MAU powers both our subscription and advertising revenue streams. Q2 results show that MAU is back on the glidepath and continuing to fuel strong growth in our revenue lines, with net adds of 185,000 Paying Circles—a record for a second quarter—bringing our total to 3.2 million subscribers. Total revenue grew 38% year over year to $159.0 million. Advertising represents $22.0 million of our revenue this quarter, reflecting continued progress in scaling our full-funnel advertising platform. Adjusted EBITDA is healthy and benefited in large part from our decisions to concentrate marketing in Q1 and Q3 this year.


Paying Circles by Geography (000s)
COVID-19
Q1 20: 122 / 61 / 668
Q2 20: 111 / 58 / 665
Q3 20: 110 / 61 / 698
Q4 20: 107 / 62 / 708
Q1 21: 103 / 63 / 737
Q2 21: 111 / 75 / 804
Q3 21: 118 / 86 / 895
Q4 21: 129 / 98 / 991
Q1 22: 136 / 107 / 1,044
Q2 22: 155 / 120 / 1,117
Q3 22: 173 / 137 / 1,180
Q4 22: 183 / 148 / 1,162
Q1 23: 198 / 166 / 1,203
Q2 23: 212 / 184 / 1,233
Q3 23: 237 / 209 / 1,300
Q4 23: 257 / 218 / 1,327
Q1 24: 286 / 222 / 1,390
Q2 24: 331 / 231 / 1,468
Q3 24: 360 / 250 / 1,579
Q4 24: 369 / 263 / 1,627
Q1 25: 398 / 279 / 1,718
Q2 25: 430 / 293 / 1,809
Q3 25: 468 / 318 / 1,916
Q4 25: 498 / 336 / 2,000
Q1 26: 534 / 364 / 2,137
Q2 26: 563 / 392 / 2,265
+31% YoY
+34% YoY
+25% YoY
U.S.
International Triple Tier
Other International

Looking at MAU growth, we added 4.6 million active members, reaching 102.4 million MAU. International MAU grew 20% year over year and the U.S. grew 14%. Despite the slow start, International regions added 2.4 million net adds, outperforming Q2 last year. Once we cleared the technical challenges we outlined last quarter, we saw a return to growth and began layering back in marketing investment. Our Q1 brand marketing helped set the foundation for this growth, driving 20%+ gains in unaided awareness. The signals we pointed to in Q1—search demand, penetration in our strongest states, and strength in higher-end device populations—delivered as expected.

Life360

Life360 Inc | Q2 2026 Shareholder letter | Page 2

LAUREN ANTONOFF, CHIEF EXECUTIVE OFFICER


AT&T
Regresa a clases
con un Xiaomi incluido*
$550 al mes*
14 GB Redes sociales ilimitadas*
Ubicación en tiempo real
Life360
Gold 6 meses sin costo
REDMI A7 Pro + mochila
AZUL
Más que números, personas.

Internationally, much of our recent focus has been on LATAM and Germany, where we're deploying new go-to-market strategies and seeing early traction. We launched our first sustained investments in these regions toward the end of Q2. As a reminder, we are taking a "win local" strategy to start in these markets, investing in a select set of metro areas that we believe can elevate growth nationally through word-of-mouth.

This investment is concentrated in channels like PR, influencers and video on platforms like YouTube and paid social, which we believe will deliver the awareness and consideration we need for long-term growth. The strategy paid off as Brazil's unaided awareness rose from 9% to 14%, and Mexico's rose from 10% to 16%. We recently started our first local campaign in Germany, and we're seeing encouraging signals. Both Brazil and Mexico have around 3% penetration, where we've historically seen growth rates accelerate. And we are pursuing partnerships to accelerate distribution in these markets. For example, we've launched a new partnership with AT&T Mexico, where they are offering Life360 Gold to their large subscriber base. This collaboration is actively featured in their Back to School campaign, running across television, radio, cinema, retail, out-of-home, digital, and influencers.

Bringing new members in is only half the equation. Keeping them requires the same product-market fit we've already earned in established markets. As we broaden into the rest of the world, we are actively investing to understand and address the distinct needs of International members, so we can build the same level of product-market fit that we've earned in more established markets. This starts with the basics working well—so we're tuning core app performance across the range of devices members use in these markets. We have made gains in Android performance on lower end devices, and added support for Google sign-in, which makes signup and login faster and easier, and is driving a noticeable increase in successful new user conversion. Beyond the basics, we're adding capabilities that reflect local needs. We recently launched an experience for safety conscious markets like Brazil and Mexico that shows real-time updates on a phone's lock screen that makes it easy for families to see how their loved ones are progressing in their journey. Early signals show strong engagement.

Life360 is an invaluable utility in everyday family life, but our emotional resonance is bolstered by the delight members experience in the app. In Q2, we tapped into a powerful cultural moment in the World Cup, and brought some beloved Disney IP into the app. To thrill soccer fans worldwide, we created thematic Quick Notes (from "Red Cards" to "Goal!" reactions), spawning over 150 million interactions between friends and families across more than 180 markets.

Our map also featured unique and compelling visualizations of the venues used in the tournament. Around the same time, we launched our first content collaboration with Disney, bringing limited-time Toy Story 5 Quick Notes featuring Woody, Buzz, and Jessie into the app, aligned to the film's blockbuster release. Members sent more than 30 million of these Quick Notes, with Buzz the narrow favorite. We have since followed this app integration by launching a unique set of limited-edition Mickey and Minnie Mouse Tile devices. Partnerships like this do more than delight members, they reinforce the trust families place in us.

While this quarter did not feature a major brand marketing campaign, MAU growth benefitted from both strong registration as a result of conversion funnel efficiencies, and retention driven by increased engagement with high value features.


SoFi Stadium Games
Coming up
New Zealand vs Iran
Belgium vs Iran
USA vs Turkey
Past
Medfield
Life360 has officially entered its FIFA era
Norfolk
South Walpole
Wrentham
Foxborough
Yeehaw!
To infinity...

© Disney

Life360

Life360 Inc | Q2 2026 Shareholder letter | Page 3

**LAUREN ANTONOFF, CHIEF EXECUTIVE OFFICER**

Turning to our paid offerings, our proprietary AI-powered monetization engine continues to deliver exceptional performance by using first party data to deliver the right messages to the right member at the right time. Two wins drove increases in annualized revenue: targeting members with external billing on iOS and identifying members most likely to convert directly to Platinum rather than Gold.

Consistent with recent quarters, Q2 Paying Circles deepened paid penetration within our user base, reflecting the extraordinary potential in our growing base of highly engaged members. Paying Circles grew 27% to 3.2 million—breaking Q2 records with 185,000 net additions. U.S. Paying Circles grew 25% year over year, driven by improved conversion. Internationally, the UK, Australia, and Canada Paying Circles grew 34% year over year, while other international Paying Circles grew 31% year over year. Year over year, U.S. ARPPC grew 5% and international ARPPC grew 14%, the latter benefiting from the flowthrough of price increases in select markets. International ARPPC remains meaningfully below U.S. levels, representing a multi-year runway as those markets advance along the adoption curve.

Looking forward, we are continuing to tune our subscription lineup as we relaunch Pets. In preparation for that launch, we recently raised subscription prices for new subscribers in the U.S. Silver moved from $7.99 to $9.99 monthly and from $79.99 to $99.99 annually, and Gold moved from $14.99 to $16.99 monthly. This is the first U.S. price change for our monthly subscribers since 2022, a period in which we've added meaningful value to our tiers while inflation rose over 10%. Even with the increase, Gold sits below the inflation-adjusted equivalent of its original price.

As part of our update to our subscription tiers and pricing, we are also refining how we sell PetGPS. We believe these changes will strengthen engagement and, consequently, long term monetization. First, we will bundle an annual subscription with the initial Pet GPS purchase, which we have seen has a positive effect on the subscription attach rate. At the same time, we are lowering the total cost of ownership by bundling in the Silver tier, which we believe will lead to higher revenue growth as Pet GPS membership compounds.


9:41
LOST PET ALERT
Help me find Waffle
LOST
Brown Bernedoodle
Male · 45 lbs
If you have any information, call or text
+1 (415) 555-1234
Alert your neighbors

We continue to believe that pets are one of the largest, most underserved categories that tightly aligns with our mission and the role we play in everyday family life. Across the markets where we've launched PetGPS, there are roughly 200 million pets, and pet parents spend more than $200 billion a year on them. Our own research provides added color.

Our Global Pet Parenthood Report, published in May, found that 86% of single and double income pet parents without children consider their pet to be like a child. Pets are very much part of the family, and serving pet parents broadens our addressable market, while enriching the value we deliver for a significant share of our existing membership base.

Consistent with our existing family features, our value for pet parents starts for free. Our Pet Finder Network, with recovery-focused features, has no real substitute in the market, and now has 8 million pet profiles and growing.

As we go to market with Pet GPS, we will also be introducing new everyday value that helps members keep their pets well cared for, with increasing value when those features are tied to a Pet GPS. The shared care and shared history inside a family Circle can't be replicated by a single-purpose tracker or a neighborhood app. With a suite of pet-oriented experiences and devices, we are expanding our relevance to more families in more life stages, focusing on adoption and engagement, with revenue building as the flywheel gets going.

Pets was our first major expansion from the nuclear family. The trust we've earned is what opens the door to serve families in new life stages. While still early with pets, we're already laying the foundation for further expansions. In Q1, we introduced Temporary Location Sharing, providing a key building block to enable a wide range of scenarios, from caregivers to active members of the family who want to coordinate with friends and travel companions. We're now introducing another building block with Apple Watch, giving every member of the family a path to the map, whether or not they carry a smartphone—a great alternative for parents delaying smartphones for elementary and middle school kids, navigating phone bans on campus, or looking for a way to stay connected with aging parents. Our app for Apple Watch is in beta now, and we expect to launch more broadly by the end of Q3. It's another sign of where we're headed: a platform that reaches every member of the family, on whatever device fits their life—and Apple Watch is just the first of several form factors we see fitting into that vision, including devices built specifically with aging parents in mind.

Life360

Life360 Inc | Q2 2026 Shareholder letter | Page 4

LAUREN ANTONOFF, CHIEF EXECUTIVE OFFICER


Nana
At Home
Say good morning!

Meanwhile, we're continuing to enrich our understanding of needs around aging parents and developing our longer term plans to better serve this life stage.

In Q2, we introduced Morning Check-In, a daily moment of reassurance for loved ones who live apart, couples, aging parents, and close friends, with a one-tap good morning when someone starts their day or a gentle nudge when their morning hasn't begun as usual.

This paves the way for premium services for families caring for aging parents.

Turning to our advertising business, we've now integrated our new tech and teams, and the resulting combination is gaining traction and showing meaningful results for customers leveraging these full stack capabilities. With more than 100 million monthly active users worldwide and 3 million Paying Circles, the vast majority of our members are on our free tier. We could grow revenue faster by narrowing what's available for free. We've chosen not to. Advertising lets us invest in the free experience and in the infrastructure that supports our boundless MAU ambition, without asking members to choose between paying and losing access to a service they rely on.

Our ultimate goal is to create an ads experience that enhances what Life360 offers, not one members simply tolerate, delivering value through savings and access to things that make everyday family life better. In Q2, we introduced our free, ad-funded Subscription Tracker, helping members discover and manage their recurring subscriptions in one place. Early adoption, which requires explicit consent, is already giving us a growing, first-party view into members' financial lives—a view we'll increasingly use to surface relevant, personalized offers and deepen the value of membership, while preserving the privacy and trust our members expect.

In the meantime, our core advertising business is moving from integration to commercialization, with Q2 revenue of $22.0 million. With our technology platform and premium publisher network in place and our first-party audience data layered onto it, we own the full stack, expanding our reach to more than 95% of U.S. adults and capturing better economics, while safeguarding our members' data inside our own walled garden.

Early proof points are showing up. Campaigns using Life360 audience data see call-to-action rates up to 47% higher than campaigns using third-party targeting, and in categories like retail and pets, performance has exceeded third-party alternatives by more than two times. In head-to-head contests with legacy demand side platforms, clients are choosing us for stronger click through rates and cost efficiencies.

A top 10 grocery chain saw a lift of over 40% on in store visits from a single campaign, with exceptional performance among the valuable 21 to 24 year-old demographic.

In the second half, we're concentrating on the categories showing the clearest upside—travel, automotive, and everyday retail — while we prepare to build out the same infrastructure internationally. It's early, but the direction is clear and the opportunity is significant.

**Top 10 Grocery Store Campaign Outcomes**

| | | | |
|---|---|---|---|
| **132,000** total store visits driven | **35,000** net new incremental trips | **+43.5%** blended in-store visit uplift | **2x** Visits from 21-24 year-old demographic |

Life360

Life360 Inc | Q2 2026 Shareholder letter | Page 5

6 Sincerely, Lauren Antonoff Chief Executive Officer LAUREN ANTONOFF, CHIEF EXECUTIVE OFFICER Now, I want to touch on AI because it advances everything we've talked about, across user growth, subscriptions, and advertising. AI continues to accelerate both how we build Life360 and what we believe the platform can become. Every day, more than 100 million members use Life360 as they navigate the chaos and responsibilities of family life, creating real - world data that reflects the patterns, relationships, and routines of families moving through the world together. That context allows us to build experiences designed for the Circle, not just individuals, and for the inherently cross - platform nature of family life. Unlike internet data that can be scraped or synthetic datasets that can be generated, this real - world fam ily context puts us in a unique position to make family life easier and more fun, by anticipating what families actually need and creating highly personalized, engaging experiences. This is an advantage no competitor can replicate by scraping the internet or generating synthetic data. This unique foundation is enabling us to evolve from a product families check to see what happened into an intelligent orchestration layer that proactively helps the whole family stay in sync. To capture that opportunity, we continue our transition to an AI - native company, redesigning how work gets done so that AI increasingly handles execution while our people direct, decide, and remain accountable for outcomes. Alongside that transformation, we continue investing in the shared AI infrastructure, governance, and cost optimization needed to scale AI across the company, ensuring new capabilities compound rather than remain isolated within individual teams. We are also expanding our Family AI Lab, led by our executive chair and co - founder, Chris Hulls, to accelerate our long - term vision for AI - powered family coordination. As part of that effort, we entered into an agreement to acquire the team and technology from SuperDuper . The experience that comes with this AI - native four - person team will help us move faster toward surfacing what matters most at the right moment for the whole family. Overall, Q2 was a strong quarter for us. I'm proud of the disciplined execution that carried us past the 100 million MAU mark an d brings our strategic targets of 150 million MAU and one billion dollars in revenue within sight, while we make steady progres s toward our target of 35%+ Adjusted EBITDA margin. We've built a powerful moat carved from nearly two decades of solving location and real - world complexity, where software, hardware, and services converge to solve problems better for families. Most of all, we've earned the trust of over 100 million monthly active users who rely on us to improve their everyday family life. We'll hit roadblocks along the way. But we've shown, quarter after quarter, that we have the focus and the discipline to work through them and come out stronger on the other side. Our return to the MAU glidepath this quarter is proof of exactly that k ind of resilience, and it sets us up for a strong second half across product, subscriptions, advertising, and international. I co ntinue to be bullish about where the company is headed. Thank you to our team for the work, and to our shareholders for your continued trust. We have real momentum heading into the back half of the year, and I'm looking forward to showing all that’s in store. Life360 Inc | Q2 2026 Shareholder letter | Page

## RUSSELL BURKE, CHIEF FINANCIAL OFFICER



Dear Shareholders,

Q2 was a strong quarter across our financial and operating metrics, with record revenue, continued Paying Circles outperformance resulting in record growth for a second quarter, and building advertising revenue, alongside MAU returning to our planned trajectory. Our transition to an AI-native operating model continues and introduces new revenue and cost dynamics this year. The financials referenced here are unaudited for Q2 2026 and denominated in US dollars.

### Revenue

Q2 2026 total revenue grew 38% year over year to a record $159.0 million, reflecting strong performance across our core business.

Subscription revenue increased 31% year over year to $115.6 million.

Core subscription revenue, which excludes legacy hardware-related subscriptions, increased 34% to $111.1 million, driven by 27% growth in global Paying Circles and 5% higher ARPPC. US subscription revenue grew 28% and international subscription revenue grew 45%, reflecting strong global momentum and the continued growth in higher priced territories.

Revenue growth in core International territories remained strong, with the UK, ANZ and Canada growing at 55% year over year.


Q2 Revenue ($M)
$85
$7
$12
$66
$115
$9
$5
$12
$89
$159
$12
$22
$10
$116
Q2'24
Q2'25
Q2'26
Subscription
Hardware
Advertising
Other

Hardware revenue decreased 20% year over year to $9.8 million, as a result of our strategic exit of Tile from brick-and-mortar retail, with an 18% decline in net hardware units shipped, and price per unit effectively flat year over year. Pet GPS inventory was constrained during the quarter, as we completed our move of hardware manufacturing operations. Our direct and online channels now give us full control of the customer experience and the path from device purchase to subscription activation.

Advertising revenue was $22.0 million, up substantially year over year. The main impact this year has been building a managed services operation - both on- and off-app - on the Life360 Advertising Platform, with programmatic advertising also contributing. Advertising revenue is inherently back-half weighted due to advertiser seasonality. With the Nativo integration complete, we expect meaningful build in H2 as commercialization scales and cross-platform campaigns ramp.

Other revenue grew 25% year over year to $11.6 million, largely driven by increased data revenue from higher user volume.

Annualized Monthly Revenue, our nearest analog to Annual Recurring Revenue, reached $537.2 million, a new record, up 29% year over year.

### Gross Profit and Margin

Q2 gross profit was $126.9 million with gross margin of 80%, compared to 78% in Q2 2025. The margin is built from three distinct dynamics across our revenue lines.

Life360

Life360 Inc | Q2 2026 Shareholder letter | Page 7

Profitability GAAP net income was $5.1 million, which includes a $4.0 million tax benefit. Basic and Diluted EPS was $0.06. Adjusted EBITDA was $31.1 million, up 53% year over year, with Adjusted EBITDA margin of 20% compared to 18% in Q2 2025. Bridging the four percentage point difference from our 16% outlook we provided for Q2, approximately one percentage point came from operating leverage, and three percentage points came from the earlier timing of the tariff refund. 8 First, subscription gross margin increased to 87% this year from 85% last year, and in line with recent quarters, reflecting continued cost optimization. Second, advertising gross margin was 57% in Q2, down from last year when the initial stage of our advertising build was a sma ll on - app revenue stream with limited costs. This largely reflects the fact that we are scaling the advertising business by buildin g out a managed service operation, which under GAAP brings with it costs that impact gross margin. These include traffic acquisition costs, technology and hosting, personnel and stock - based compensation, third - party data and content licensing, and amortization of acquired technology. As the platform scales and revenue grows against the fixed - cost elements of this base, we expect advertising gross margin to normalize toward 65 - 70% on a GAAP basis as we exit 2026. Third, hardware gross margin was 43% in Q2, up from 17% a year ago. Most of that increase came from a one - time benefit, a $3.6 million tariff refund we had expected to receive later in the year. Excluding that one - time item, Q2 hardware gross margin would have been closer to 7% and more representative of where we have been trending as we completed our exit of physical retail. We continue to prioritize hardware as a driver of subscription growth, optimizing pricing and bundling to increase subscription attachment versus managing for a standalone hardware margin. Operating Expenses Total operating expenses were $127.0 million, up 43% year over year. There are three meaningful factors behind this increase from deliberate investment decisions, all reflecting that we have brought on a level of operating costs that do not exactly m atc h the timing of revenues due to seasonality, but overall they do not impact our growing operating leverage. First, research and development grew 47% year over year to $47.4 million, including headcount additions from Nativo, higher technology infrastructure costs supporting our expanded platform, and continued investment in product development. AI investments are embedded within this cost structure, and they're already accelerating our innovation and delivery pace. As ma ny other companies have experienced, those costs have been running hot as usage accelerated, but we have been successfully managing this against headcount growth. Next, sales and marketing grew 35% year over year to $52.3 million. This reflects higher commissions paid to platform provide rs in line with subscription revenue growth (and thus effectively a variable cost) and the addition of Nativo's sales organizati on, partially offset by lower growth media spend in the quarter. As we made technical fixes to our funnel, we strategically pause d growth media investment and shifted that spend into Q3. Lastly, general and administrative expenses grew 57% year over year to $27.2 million, primarily reflecting personnel - related cos ts and higher technology expenses as we've scaled the business. The remaining increase came from a warehouse relocation tied to our hardware manufacturing operations, professional and outside services, and final Nativo integration costs. RUSSELL BURKE, CHIEF FINANCIAL OFFICER $11.0 $9.0 $21.2 $15.9 $20.3 $24.5 $32.4 $17.1 $31.1 13% 10% 18% 15% 18% 20% 22% 12% 20% 0% 5% 10% 15% 20% 25% $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26 Q2'26 17%1 Quarterly Seasonality – Adjusted EBITDA ($M) & Margin (%) 1 Q2’26 AEBITDA margin would have been 17% without the tariff refund. Life360 Inc | Q2 2026 Shareholder letter | Page

RUSSELL BURKE, CHIEF FINANCIAL OFFICER 9 Transition to AI Native In Q2, we reshaped our technology organization to accelerate our transition to an AI - native operating model, reallocating investment from certain roles toward AI - native capabilities, tooling, and workflow redesign rather than backfilling them. That reallocation is now producing results. We are starting to see this transition creating faster execution and expect meaningful operating leverage over time, with that benefit compounding from 2027 onward. One example where we are already seeing results is our AI - driven personalization engine which is already generating real revenue impact, and we're accelerating investme nt in it based on that early performance. Balance Sheet and Cash Flow Life360 ended Q2 2026 with cash, cash equivalents, restricted cash, and short - term investments of $467.7 million. Our underlying cash generation remains healthy. Operating cash flow was $23.8 million in Q2, up 79% year over year. We have significant financial flexibility to continue investing in our highest - return growth opportunities and returning capital to shareholders through our repurchase program. In May, our Board authorized a multi - year share repurchase program for up to $225.0 million. During the quarter, we repurchased 314,762 shares for approximately $13.2 million, leaving $211.8 million available under the program. We will continue to be th oug htful about the pace and timing of repurchases, balancing capital return and offsetting dilution with continued investment in long term growth initiatives. Financial Outlook Looking forward, we will continue to do three things simultaneously: invest in our highest - return opportunities, accelerate reve nue growth, and expand margin. That combination is reflected in our updated full - year financial outlook as follows: • Consolidated revenue of $650 million to $685 million; • Subscription revenue of $475 million to $480 million, increased from $470 million to $475 million; • Hardware revenue of $35 million to $45 million, reduced from $40 million to $50 million, reflecting price and volume shifts o f devices; • Advertising revenue of $98 million to $115 million, unchanged from our previous outlook. We expect meaningful acceleration in H2 with the integration completed and cross - platform campaigns ramping; • Other revenue of $42 million to $45 million, unchanged from our previous outlook; • Adjusted EBITDA of $130 million to $140 million remains unchanged, representing approximately 20% Adjusted EBITDA margin and another step in our multi - year path of continuous annual expansion toward our strategic target of over 35%. Quarterly Financial Modeling A few points for financial modeling purposes. Revenue and margin are back - half weighted this year, driven by three factors: advertising revenue mix and seasonality concentrating in H2, Nativo integration costs concentrated in H1 while the resulting advertising revenue benefit builds throu gh H2, and hardware revenue and gross margin remaining pressured as we complete the retail channel exit and ramp Pet GPS. It is important to note that we're pricing the Pet GPS device relative to competing devices to drive adoption, consistent wit h o ur strategy of using devices to complement the member experience rather than drive revenue on their own, and we expect a loss at the device gross profit level initially, while at the same time benefiting longer term subscription revenue. The average pet lives about a decade, and we're building this customer relationship for the life of that pet and beyond. The Silver Pet GPS bundle will be priced at $99 annually. We don't expect Pet GPS to be a material revenue contributor this year. On revenue, we now expect subscription revenue of $475 to $480 million for the year, ahead of our prior expectation, and hardware revenue below our original plan, reflecting the physical retail exit and the relocation of device manufacturing. We expect Q4 advertising revenue to roughly double Q1's contribution, which represented approximately 18% of our expected full - year advertising revenue. Life360 Inc | Q2 2026 Shareholder letter | Page

## RUSSELL BURKE, CHIEF FINANCIAL OFFICER

Turning to gross margin, several factors are in play. We expect subscription and other gross margins to remain consistent with recent performance through the second half. Advertising gross margin is trending toward the low-60% level for the full year, reflecting a mix shift and the cost structure that came with the Nativo integration. We now expect it to normalize at 65-70% as we exit the year with the platform continuing to scale. Hardware margin is expected to move to negative mid-40% in the second half, supporting our device pricing strategy in Pet GPS to drive subscriber acquisition. Consolidated gross margin should land in the mid-70% range for the year.

We expect Q3 Adjusted EBITDA margin of approximately 18%, continued sequential improvement from Q2's comparable margin of 17% after excluding the one-time tariff benefit.

Three factors are moving through Q3 at once and reflected in our outlook. First, the tariff refund that lifted Q2's reported hardware margin was a timing benefit. The refund was previously expected to occur in Q3 or Q4. Second, we intentionally paced growth marketing below plan in the first half of the year, and that spend shifts into Q3 to support Back to School and our full-year MAU growth, full-year marketing spend remains in line with our original plan. And third, AI costs continue to run above our original plan through the second half as usage scales, but offset by lower headcount growth.

Operating expenses as a percentage of revenue will decline sequentially through the second half, with Q4 opex as a percentage of revenue coming in below Q4 2025. We expect Q4 2026 Adjusted EBITDA margin to exceed the 22% delivered in Q4 2025.

The financial setup into the back half remains strong. Revenue acceleration, margin expansion, Paying Circles and MAU growth all point in the right direction. We look forward to demonstrating that in the back half of the year.

Sincerely,

**Russell Burke**
Chief Financial Officer

Life360

Life360 Inc | Q2 2026 Shareholder letter | Page 10

Appendix 11Life360 Inc | Q2 2026 Shareholder letter | Page

These materials and the accompanying oral presentation have been prepared by Life360, Inc. (ARBN 629 412 942) (“Company”) on a confidential and non - reliance basis, and may not be reproduced in whole or in part, nor may any of its contents be disclosed, to any other person, without the prior written consent of the Company. These materials are for informational purposes only. This presentation contains summary information about the Company and its activities and is current as of the date of this presentation. This presentation does not purport to be all - inclusive or to contain all of the information you may desire. It should be read in conjunction with the Company’s periodic and continuous disclosure announcements filed with the Australian Securities Exchange and the U.S. Securities and Exchange Commission (“SEC”), available at www.asx.com.au and www.sec.gov , respectively. These materials do not constitute an offer, invitation, solicitation or recommendation with respect to the purchase or sale of any security in the Company or interest therein nor does it constitute financial product advice. These materials are not a prospectus, product disclosure statement or other offer document under Australian law or under any other law. These materials have not been filed, registered or approved by regulatory authorities in any jurisdiction. This communication is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation. The information contained in these materials is not intended to be relied upon as advice or a recommendation to investors and is not intended to form the basis of any investment decision in the Company’s securities. The information does not take into account the investment objectives, financial situation, taxation situation or needs of any particular investor. An investor must not act on the basis of any matter contained in these materials but must make its own assessment of the Company and conduct its own investigations and analysis. Investors should assess their own individual financial circumstances and consider talking to a financial adviser, professional adviser or consultant before making any investment decision. By reading these materials you agree to be bound by the limitations set out in these materials. No representation or warranty, express or implied, is made as to the accuracy, reliability, completeness or fairness of the information, opinions, forecasts, reports, estimates and conclusions contained in these materials. The Company does not undertake any obligation to provide any additional information nor update or revise the information in these materials nor correct any inaccuracies or omissions. To the maximum extent permitted by law, none of the Company and its related bodies corporate, or their respective directors, employees or agents, nor any other person accepts any responsibility nor any liability for loss arising from the use of or reliance on information contained in these materials or otherwise arising in connection with it, nor in relation to any other written or oral information or opinions provided now or in the future to the recipient or its advisers and representatives, including without limitation any liability from fault of negligence. Past performance is not indicative of future performance and no guarantee of future returns is implied or given. Nothing contained in these materials nor any information made available to you is, or shall be relied upon as, a promise, representation, warranty or guarantee as to the past, present or the future performance of the Company. Certain statements in these materials constitute forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”), Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not historical in nature, including the words “anticipate”, “expect”, “suggests”, “plan”, “believe”, “intend”, “estimates”, “targets”, “projects”, “should”, “could”, “would”, “may”, “will”, “forecast,” “opportunity,” “goal,” “vision,” “outlook” and other similar expressions are intended to identify forward - looking statements. These forward - looking statements include, but are not limited to, statements regarding: the Company’s growth strategy and business plan and the Company’s ability to effectively manage its growth and meet future capital requirements; the Company’s expectations regarding future financial performance, including its expectations regarding its revenue, revenue growth, adjusted EBITDA, and operating cash flow, and the Company’s ability to achieve or maintain future profitability; the Company’s ability to further penetrate its existing member base, maintain and expand its member base and increase monetization of its member base; the Company’s ability to expand internationally and the significance of its global opportunity; the Company’s ability to anticipate market needs or develop new products and services or enhance existing products and services to meet those needs; the Company’s ability to increase sales of its products and services; and the Company’s proposed acquisition of Nativo, its expected timing and completion, the anticipated benefits and synergies of the transaction, and the potential impact on the Company’s business strategy, financial condition, and growth prospects. Such forward - looking statements are prediction, projections and other statements about future events that are based on current expectations and assumptions and, as a result, involve known and unknown risks, uncertainties, assumptions and other important factors, many of which are beyond the control of the Company and which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements. Forward - looking statements are provided as a general guide only, and should not be relied on as an indication or guarantee of future performance. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Given these uncertainties, recipients are cautioned to not place undue reliance on any forward - looking statement. Forward - looking statements speak only as of the date they are made. Subject to any continuing obligations under applicable law the Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward - looking statements in these materials to reflect any change in expectations in relation to such forward - looking statements or any change in events, conditions or circumstances on which any such statement is based. These materials contain certain measures of financial performance not determined in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA margin, and non - GAAP Operating Expenses (the “non - GAAP financial measures”). The non - GAAP financial measures are used by Company management to evaluate financial performance of, and determine resource allocation for, each of the Company's operating segments. Items excluded from each of the non - GAAP financial measures are significant components in understanding and assessing financial performance. The non - GAAP financial measures should not be considered in isolation, or as alternatives to, or substitutes for, net income, net income margin, income from operations, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the Company's consolidated financial statements as indicators of financial performance or liquidity. Because the non - GAAP financial measures are not measurements determined in accordance with GAAP and are thus susceptible to varying definitions, the non - GAAP financial measurements as presented may not be comparable to other similarly titled measures of other companies. Please refer to the Appendix in the Q2’26 Investor Presentation for a reconciliation of these financial measures to the most directly comparable financial measure prepared in accordance with GAAP. These materials include our trademarks and trade names that we own or license and our logo. This presentation also includes trademarks, trade names and service marks that are the property of other organizations. Solely for convenience, trademarks and trade names referred to in this prospectus appear without any “TM” or “®” symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. We do not intend our use or display of other parties' trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties. FIFA®, FIFA World Cup®, and World Cup® are trademarks of FIFA. Life360 is not affiliated with, sponsored by, or endorsed by FIFA. References to the FIFA World Cup are for descriptive purposes only. These materials include industry and market data derived from internal analyses based upon publicly available data or other proprietary research and analysis, surveys or studies conducted by third parties and industry and general publications. Unless otherwise indicated, information contained in this presentation concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market size, is based on these various sources. Because this information involves a number of assumptions and limitations, you are cautioned not to give undue weight to such information. We have not independently verified market data and industry forecasts provided by any of these or any other third - party sources referred to in this presentation. All values are stated in US dollars unless otherwise stated. Note: Numbers may not add or recalculate due to rounding Disclaimer APPENDIX 12Life360 Inc | Q2 2026 Shareholder letter | Page

GAAP to Non -GAAP reconciliations Cost of revenue Operating expenses 13 APPENDIX Note: Numbers may not add or recalculate due to rounding. Three Months Ended June 30, $M 2026 2025 Cost of subscription revenue, GAAP $ 15.3 $ 13.0 Less: Depreciation and amortization, GAAP (1.2) (0.9) Less: Stock -based compensation, GAAP (0.6) (0.7) Total cost of subscription revenue, Non -GAAP $ 13.5 $ 11.5 Cost of hardware revenue, GAAP $ 5.6 $ 10.2 Less: Depreciation and amortization, GAAP (1.1) (1.0) Less: Stock -based compensation, GAAP (0.3) (0.4) Total cost of hardware revenue, Non -GAAP $ 4.2 $ 8.8 Cost of advertising revenue, GAAP 9.5 0.5 Less: Depreciation and amortization, GAAP (0.5) (0.2) Less: Stock -based compensation, GAAP (0.1) — Total cost of advertising revenue, Non -GAAP $ 8.8 $ 0.3 Cost of other revenue, GAAP $ 1.7 $ 1.1 Total cost of other revenue, Non -GAAP $ 1.7 $ 1.1 Cost of revenue, GAAP $ 32.1 $ 24.9 Less: Depreciation and amortization, GAAP (2.8) (2.0) Less: Stock -based compensation, GAAP (1.0) (1.2) Total cost of revenue, Non -GAAP $ 28.2 $ 21.7 Three Months Ended June 30, $M 2026 2025 Research and development expense, GAAP $ 47.4 $ 32.3 Less: Stock -based compensation, GAAP (9.7) (7.8) Less: Other, GAAP (2.0) — Total Research and development, Non -GAAP $ 35.8 $ 24.5 Sales and marketing expense, GAAP $ 52.3 $ 38.9 Less: Depreciation and amortization, GAAP (2.8) (1.1) Less: Stock -based compensation, GAAP (3.4) (2.0) Total Sales and marketing expense, Non -GAAP $ 46.1 $ 35.8 General and administrative expense, GAAP $ 27.2 $ 17.4 Less: Stock -based compensation, GAAP (8.8) (4.2) Less: Other, GAAP (0.8) (0.1) Total General and administrative expense, Non -GAAP $ 17.7 $ 13.1 Total Operating expenses, GAAP $ 127.0 $ 88.5 Less: Depreciation and amortization, GAAP (2.8) (1.1) Less: Stock -based compensation, GAAP (21.8) (14.1) Less: Other, GAAP (2.7) (0.1) Total Operating expenses, Non -GAAP $ 99.6 $ 73.3 Life360 Inc | Q2 2026 Shareholder letter | Page

APPENDIX

# Non-GAAP Financial Measures

## Adjusted EBITDA

| $M | Three Months Ended June 30, 2026 | | 2025 | |
|---|---|---|---|---|
| Net income | $ | 5.1 | $ | 7.0 |
| Add (deduct): | | | | |
| Gain (loss) on change in fair value of investments[1] | | 0.9 | | (1.3) |
| Benefit from income taxes | | (4.0) | | (0.4) |
| Depreciation and amortization[2] | | 5.6 | | 3.1 |
| Interest income | | (4.2) | | (2.5) |
| Other income (expense), net | | 2.2 | | (0.8) |
| Acquisition-related transaction and integration costs[3] | | 0.5 | | 0.1 |
| Stock-based compensation | | 22.8 | | 15.2 |
| Workplace restructuring costs[4] | | 1.7 | | — |
| Warehouse relocation costs[5] | | 0.6 | | — |
| **Adjusted EBITDA** | **$** | **31.1** | **$** | **20.3** |

1. Relates to the changes in fair value of the Convertible Note Investment. Refer to the Q2 2026 10-Q for the definition and additional information on the Convertible Note Investment.
2. Includes depreciation on fixed assets and amortization of intangible assets.
3. Relates to costs incurred in connection with the acquisition of Nativo, Inc. and the asset acquisition of Fantix, Inc., including one-time bonus payments.
4. Relates to non-recurring workplace restructuring costs incurred in connection with the Company's transition to an AI-native organization.
5. Relates to non-recurring warehouse relocation costs associated with the move of certain hardware manufacturing operations.

We collect and analyze operating and financial data to evaluate the health of our business, allocate our resources and assess our performance.

**Adjusted EBITDA**

In addition to total revenue, net income and other results under GAAP, we utilize a non-GAAP calculation of adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"). Adjusted EBITDA is defined as net income, excluding (i) gain (loss) on change in fair value of investments, (ii) benefit from income taxes, (iii) depreciation and amortization, (iv) interest income, (v) other income (expense), net, (vi) acquisition-related transaction and integration costs, (vii) stock-based compensation, (viii) workplace restructuring costs, and (ix) warehouse relocation costs.

These items are excluded from Adjusted EBITDA because they are non-cash in nature, because the amount and timing of these items are unpredictable, or because they are not driven by core results of operations and render comparisons with prior periods and competitors less meaningful. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing useful measures for period-to-period comparisons of our business performance. Moreover, we have included Adjusted EBITDA in this presentation because it is a key measurement used by our management team internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting. However, this non-GAAP financial measure is presented for supplemental informational purposes only, should not be considered a substitute for or superior to financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP financial measures used by other companies. As such, you should consider this non-GAAP financial measure in addition to other financial performance measures presented in accordance with GAAP, including various cash flow metrics, net income, and our other GAAP results.

The table presents a reconciliation of net income, the most directly comparable GAAP measure, to Adjusted EBITDA.

Note: Numbers may not add or recalculate due to rounding.

Life360

Life360 Inc | Q2 2026 Shareholder letter | Page 14